Registration No. 33-
------------------------------------------------------------------------------
		As filed with the Securities and Exchange Commission
				on March 31, 1995
			SECURITIES AND EXCHANGE COMMISSION
			     Washington, D.C.  20549

				     FORM S-8
	     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

			ESTERLINE TECHNOLOGIES CORPORATION
			----------------------------------
		(Exact name of issuer as specified in its charter)

	Delaware						13-2595091
        --------                                                ----------
   (State or other Jurisdiction	                             (I.R.S. Employer
of incorporation or organization)		            Identification No.)


		10800 N.E. 8th Street, Bellevue, Washington  98004
                --------------------------------------------------
		    (Address of Principal Executive Offices)

		 ESTERLINE TECHNOLOGIES CORPORATION NON-EMPLOYEE
			DIRECTORS' STOCK COMPENSATION PLAN
                        ----------------------------------
			    (Full title of the Plan)

	       ROBERT W. STEVENSON, Executive Vice President and
			    Chief Financial Officer
                      Esterline Technologies Corporation
              10800 N.E. 8th Street, Bellevue, Washington  98004
				 (206)453-9400
           (Name, address and telephone number of agent for service)
-------------------------------------------------------------------------------

			CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Title of		Amount		Proposed Maximum	Proposed Maximum      Amount of
Securities to	 	to be	         Offering Price	           Aggregate	    Registration
be Registered	      Registered            Per Share	         Offering Price	         Fee
------------------------------------------------------------------------------------------------
Common Stock,
$.20 par value,
not subject to
outstanding
options		     50,000 shares	    $16.0625(1)	            $803,125(1)		$276.94

-------------------------------------------------------------------------------------------------

(1)	Estimated solely for the purpose of calculating the registration fee
	pursuant to Rule 457(c) and (h) of the Securities Act of 1933. The calculation of the registration fee is based upon a share price of $16.0625 which was the average of high and low prices of Esterline Technologies Corporation common stock on March 29, 1995, as reported by the New York Stock Exchange, Inc.









				Page 1 of 19 pages
			Exhibit Index appears at page 12

				    PROSPECTUS
------------------------------------------------------------------------------

			ESTERLINE TECHNOLOGIES CORPORATION
------------------------------------------------------------------------------


				    2,752 SHARES
				    COMMON STOCK
			     PAR VALUE $.20 PER SHARE

	This Prospectus relates to the offer and sale of up to 2,752 shares (the "Shares") of common stock, par value $.20 per share ("Common Stock"), of Esterline Technologies Corporation (the "Company") acquired by
Gilbert W. Anderson, John F. Clearman, Edwin I. Colodny, E. John Finn,
Robert F. Goldhammer, Jerome J. Meyer, Paul G. Schloemer and Malcolm T. Stamper (the "Selling Shareholders") pursuant to awards under the Esterline Technologies Corporation Non-Employee Directors' Stock Compensation Plan (the "Plan").

	All or a portion of the Shares may be sold by the Selling Shareholders from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discount or commission except for the usual and customary selling commissions paid to brokers or dealers.

	The Company will not receive any of the proceeds from the sale of the Shares.

	The Common Stock is listed for trading on the New York Stock Exchange under the symbol ESL. On March 29, 1995, the closing price of the Common Stock was $16.00.

	Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or after the dates as of which information is set forth herein. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities to which this Prospectus relates in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                          ----------------------------

		   THESE SECURITIES HAVE NOT BEEN APPROVED OR
		   DISAPPROVED BY THE SECURITIES AND EXCHANGE
	         COMMISSION NOR HAS THE COMMISSION PASSED UPON
	          THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
	             ANY REPRESENTATION TO THE CONTRARY IS A
	                        CRIMINAL OFFENSE.
		          ----------------------------

	          The date of this Prospectus is March 31, 1995.

	                       AVAILABLE INFORMATION

	The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

		 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

	The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

	(1) The Company's annual report on Form 10-K for the fiscal year ended October 31, 1994 (the "1994 Form 10-K") filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

	(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period to which the 1994 Form 10-K relates.

	(3) The description of the Common Stock contained in the Company's registration statement on Form 8-A.

	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. See "Available Information". Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

	A copy of any and all information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person to whom this Prospectus is delivered, upon oral or written request by such person to Robert W. Stevenson, Executive Vice President and Secretary, Esterline Technologies Corporation, 10800 N.E. 8th Street, Bellevue, Washington 98004, telephone (206) 453-9400.

				   THE COMPANY

	The Company's principal executive offices are located at 10800 N.E. 8th Street, Bellevue, Washington 98004 and its telephone number is
(206) 453-9400.

	     CERTAIN INFORMATION CONCERNING THE SELLING SHAREHOLDERS

	Each of the Selling Shareholders is a director of the Company and, within the last three years, none of the Selling Shareholders has held any position or office with the Company or had any other material relationship with the Company other than serving as a director of the Company.

	The following table sets forth certain information concerning the Common Stock holdings of the Selling Shareholders as of March 29, 1995.


										Minimum Number
										 of Shares of
		                                          Maximum	         Common Stock
	                            Shares of	          Number of	         Beneficially
	                          Common Stock	          Shares of	          Owned after
	                          Beneficially           Common Stock	         Completion of
	                            Owned(1)	          to be Sold	        the Offering(2)
                                    ---------             ----------            ---------------
Gilbert W. Anderson		      3,466		    344	                    3,122
John F. Clearman	              5,344		    344	                    5,000
Edwin I. Colodny	              2,344		    344	                    2,000
E. John Finn	                     18,344		    344                    18,000
Robert F. Goldhammer	             11,094 	            344                    10,750
Jerome J. Meyer	                      1,344	            344	                    1,000
Paul G. Schloemer	              1,344	            344	                    1,000
Malcolm T. Stamper	              1,344	            344	                    1,000

	(1) Each Selling Shareholder (or spouse, where applicable) has sole voting and investment power.

	(2) None of the Selling Shareholders will own one percent or more of the Common Stock after the completion of the offering.

	                     PLAN OF DISTRIBUTION

	All or a portion of the Shares may be sold by the Selling Shareholders from time to time on the New York Stock Exchange at market prices prevailing at the time of sale, or at negotiated prices, and without payment of any underwriting discount or commission except for the usual and customary selling commissions paid to brokers or dealers. All or a portion of the Shares may also be sold in compliance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

		               RECENT DEVELOPMENTS

	No material changes in the Company's affairs have occurred since the end of the fiscal year to which the 1994 Form 10-K relates that have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

				OTHER INFORMATION

	The Company has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a registration statement under the Securities Act on Form S-8 with respect to the Plan and with respect to the shares of Common Stock to be issued pursuant to the Plan. This Prospectus does not contain all of the information set forth in such registration statement and exhibits thereto. The summary of the Plan contained in this Prospectus does not purport to be complete, and reference is made to the Plan (which is filed as an exhibit to the registration statement) for full statements of its terms and provisions. The registration statement and the exhibits may be inspected without charge at the principal office of the Commission in Washington, D.C., and copies of all or any part of it may be obtained from the Commission upon payment of fees prescribed by the Commission.

					PART II.

		INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
-------
	The following documents filed by the Company with the Commission are hereby incorporated by reference herein:

	(a) The Company's Annual Report on Form 10-K for its fiscal year ended October 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

	(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to in (a) above.

	(c) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A.

	(d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Common Stock pursuant to the Plan described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.
-------

	Not applicable.

Item 5.	Interests of Named Experts and Counsel.
-------

	Not applicable.

Item 6.	Indemnification of Directors and Officers.
-------

	The Company's Certificate of Incorporation provides that a director of the Company shall not incur any personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director and provides for indemnification of the Company's directors to the fullest extent authorized by the Delaware General Corporation Law. The Delaware General Corporation Law includes a provision (Section 145 of the Delaware General Corporation Law) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, so long as the director acted in good faith and in a manner which he or she reasonably believes to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

	In addition, the Company's Certificate of Incorporation provides that any director, officer, employee or agent (hereinafter collectively defined as an "Agent") of the Company shall be indemnified, by the Company, against any personal liability to the Company or its shareholders for monetary damages for breach of duty as a director and provides for indemnification of the Company's Agents to the fullest extent authorized by the Delaware General Corporation Law provided such agents' actions were authorized by the Company's board of directors. The Delaware General Corporation Law includes a provision
(Section 145 of the Delaware General Corporation Law) that permits a corporation to limit the liability of an Agent, so long as such person acted in good faith and in a manner which he or she reasonably believes to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Additionally, the Certificate of Incorporation provides that no indemnification shall be allowed where the Agent is adjudged liable to the Company unless a court determines that the circumstances of the case indicate the Agent is fairly and reasonably entitled to indemnification.

	The Certificate of Incorporation of the Company also may require the Company to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Agent made a party to a proceeding by reason of his or her status as an Agent, provided that the Company shall have received a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Delaware General Corporation Law includes a provision (Section 145 of the Delaware General Corporation Law) that authorizes a corporation's Board of Directors to award or grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.

	In addition, it is anticipated that the Company will maintain directors' and officers' liability insurance coverage.

Item 7.	Exemption from Registration Claimed.
-------

	On March 15, 1995, pursuant to the Esterline Technologies Corporation Non-Employee Directors' Stock Compensation Plan, the Company issued a total of 2,752 shares of its common stock, par value $.20 per share, to directors of the Company who are not employees of the Company, a total of eight persons, without receiving any payment therefor, in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering. This registration statement includes a reoffer prospectus relating to such shares prepared in accordance with the requirements of Part I of Form S-3.

Item 8.	Exhibits.
-------

Exhibit Number				Exhibit
--------------				-------
       5				Opinion of Bogle & Gates

      10				Esterline Technologies Corporation
					Non-Employee Directors' Stock
					Compensation Plan

      23.1				Consent of Deloitte & Touche LLP

      23.2				Consent of Bogle & Gates (See Exhibit 5)

      24				Power of Attorney (See page 10)

Item 9.	Undertakings.
-------

	(a)	The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales
			are being made, a post-effective amendment to this registration statement:

			(i)	To include any prospectus required by
				Section 10(a)(3) of the Securities Act
				of 1933;
			(ii)	To reflect in the prospectus any facts or
				events arising after the effective date of
				the registration statement (or the most recent post-effective amendment period)
				which, individually or in the aggregate,
				represent a fundamental change in the
				information set forth in the registration
				statement;
			(iii)	To include any material information with
				respect to the plan of distribution not
				previously disclosed in the registration statement or any material change to such information in the registration statement;

		(2)	That for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

			    SIGNATURE OF ISSUER

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue and State of Washington, on this 8th day of March, 1995.

					ESTERLINE TECHNOLOGIES CORPORATION

					By    /s/ Robert W. Stevenson
					      ------------------------------
					      Robert W. Stevenson, Executive
					      Vice President and Chief
					      Financial Officer, Secretary
					      and Treasurer


		   SIGNATURES OF OFFICERS AND DIRECTORS
			   AND POWER OF ATTORNEY

	Know all persons by these presents, that each person whose signature appears below hereby constitutes and appoints Wendell P. Hurlbut and Robert W. Stevenson, or either of them, his or her true and lawful attorneys-in-fact and agents. Each is so appointed with full power of substitution and resubstitution, for the signator and in the signator's name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The signator further grants unto each of said attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any one or more of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Wendell P. Hurlbut				Date:  March 8, 1995
-----------------------------
Wendell P. Hurlbut, Director,
Chairman of the Board, President
and Chief Executive Officer
(Principal Executive Officer)

-----------------------
/s/ Robert W. Stevenson				Date:  March 8, 1995
Robert W. Stevenson, Executive
Vice President and Chief
Financial Officer, Secretary
and Treasurer (Principal
Financial and Accounting
Officer)

-----------------------
/s/ Gilbert W. Anderson				Date:  March 8, 1995
Gilbert W. Anderson, Director

-----------------------
/s/ John F. Clearman				Date:  March 8, 1995
John F. Clearman, Director

-----------------------
/s/ Edwin I. Colodny				Date:  March 8, 1995
Edwin I. Colodny, Director

-----------------------
/s/ E. John Finn				Date:  March 8, 1995
E. John Finn, Director

-----------------------
/s/ Robert F. Goldhammer			Date:  March 8, 1995
Robert F. Goldhammer, Director

-----------------------
/s/ Jerome J. Meyer				Date:  March 8, 1995
Jerome J. Meyer, Director

-----------------------
/s/ Paul G. Schloemer				Date:  March 8, 1995
Paul G. Schloemer, Director

-----------------------
/s/ Malcolm T. Stamper				Date:  March 8, 1995
Malcolm T. Stamper, Director


				EXHIBIT INDEX

Exhibit Number			Exhibit					Page
--------------			-------					----
      5				Opinion of Bogle & Gates	    	13

     10				Esterline Technologies Corporation
				Non-Employee Directors' Stock
				Compensation Plan	                15

     23.1			Consent of Deloitte & Touche LLP	19

     23.2			Consent of Bogle & Gates	        13
				(See Exhibit 5)

     24				Power of Attorney	                10
				(See page 10)
